Exhibit (b)
Certification of Periodic Financial Report
Pursuant to Section 906 of the Sarbanes-Oxley Act
          In connection with the Form N-CSR of the registrant for the period ended December 31, 2009, the undersigned hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act that:
          1. The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and
          2. The information contained in such N-CSR report fairly presents, in all material respects, the financial condition and results of operation of the registrant as of and for the periods presented in the report.
Dated:  February 18, 2010

/s/ David R. Carpenter
Name:	David R. Carpenter
Title:	President & Principal Executive Officer

/s/ Robert D. Brearton
Name:	Robert D. Brearton
Title:	Executive Vice President & Principal Financial Officer